CATERPILLAR FINANCIAL SERVICES CORPORATION

POWERNOTES (SM)

With Maturities of 9 months or more from Date of Issue


Registration No.  333-35460
Filed Pursuant to Rule 424 (b) (2)
PRICING SUPPLEMENT NO.  066				Trade Date: 04/12/01
(To Prospectus Supplement & Prospectus dated
  September 8, 2000)						Issue Date:  04/17/01
The Date of this Pricing Supplement April 12, 2001

SUBJECT TO REDEMPTION
OR REPAYMENT
Date and terms of redemption or repayment
(including any applicable regular or special record dates)

  CUSIP
   or	 Stated				                                 Interest
Common	Interest	      	  Price to	  Discounts &   Payment	   Survivor's
  Code	Rate (1)	Maturity	Public (2)	Commissions   Frequency	 Option	   Yes/No

14911QCT6 5.2%	04/15/05	   100%	      1.0%        Semi-Annually	     YES	   NO



Original Issue Discount Note:					Total Amount of OID:
____  Yes	  X   No						N/A



(1) The interest rates on the PowerNotes (SM) may be changed by Caterpillar Financial Services Corporation from time to time, but any such change will not affect the interest rate on any PowerNotes (SM) offered prior to the effective date of the change.

(2) Expressed as a percentage of aggregate principal amount. Actual Price to Public may be less, and will be determined by prevailing market prices at the time of purchase as set forth in the confirmation sheet.